As filed with the Securities and Exchange Commission on November 21, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
_______________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________

UNDER ARMOUR, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	52-1990078 (I.R.S. Employer Identification Number)

1020 Hull Street
Baltimore, Maryland 21230
(Address of Principal Executive Offices) (Zip Code)
_______________

Under Armour, Inc. Third Amended and Restated 2005 Omnibus Long-Term Incentive Plan
(Full Title of the Plan)
_______________

David Bergman
Chief Financial Officer
Under Armour, Inc.

1020 Hull Street
Baltimore, Maryland 21230
(410) 454-6428
(Name, Address and Telephone Number,
Including Area Code, of Agent for Service)

With a copy to:
John Stanton
Executive Vice President, General Counsel and Secretary
1020 Hull Street
Baltimore, Maryland 21230
(410) 454-6428
_______________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class C common stock, par value $0.0003 1/3 per share	15,000,000	$15.43	$231,450,000	$30,042.21

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such indeterminate number of additional securities as may become issuable under the plan as the result of any future stock splits, stock dividends or similar adjustment of the Company’s common stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) on the basis of the average of the high and low sale prices of Class C common stock of Under Armour, Inc. as quoted on the New York Stock Exchange on November 20, 2019.

EXPLANATORY NOTE

Under Armour, Inc. (the “Company”) is filing this registration statement on Form S-8 (the “Registration Statement”) pursuant to and in accordance with General Instruction E of Form S-8 to register 15,000,000 additional shares of Class C Common Stock, par value $0.0003 1/3 per share (the “Class C Stock”), of the Company, issuable pursuant to the Under Armour, Inc. Third Amended and Restated 2005 Omnibus Long-Term Incentive Plan (the “Plan”). The Company registered the issuance of 30,000,000 shares of Class C Stock in connection with the Plan on its Registration Statement on Form S-8 (Registration No. 333-210844) (the “Prior Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on April 20, 2016.

In accordance with Instruction E to Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit
Number	Description
4.1	Under Armour, Inc. Third Amended and Restated 2005 Omnibus Long-Term Incentive Plan (incorporated by reference to Exhibit 10.01 of the Company’s Quarterly Report on Form 10-Q filed on August 1, 2019).

5.1	Opinion of John Stanton, Executive Vice President, General Counsel and Secretary of Under Armour, Inc.

23.1	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included in signature pages).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Under Armour, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 21st day of November, 2019.

UNDER ARMOUR, INC.

By:	/s/ KEVIN A. PLANK
Kevin A. Plank
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John P. Stanton and David E. Bergman his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEVIN A. PLANK	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 21, 2019
Kevin A. Plank

/s/ DAVID E. BERGMAN	Chief Financial Officer (Principal Accounting and Financial Officer)	November 21, 2019
David E. Bergman

/s/ GEORGE W. BODENHEIMER	Director	November 21, 2019
George W. Bodenheimer

/s/ DOUGLAS E. COLTHARP	Director	November 21, 2019
Douglas E. Coltharp

/s/ JERRI L. DEVARD	Director	November 21, 2019
Jerri L. DeVard

/s/ MOHAMED A. EL-ERIAN	Director	November 21, 2019
Mohamed A. El-Erian

/s/ KAREN W. KATZ	Director	November 21, 2019
Karen W. Katz

/s/ A.B. KRONGARD	Director	November 21, 2019
A.B. Krongard

/s/ WILLIAM R. MCDERMOTT	Director	November 21, 2019
William R. McDermott

/s/ ERIC T. OLSON	Director	November 21, 2019
Eric T. Olson

/s/ HARVEY L. SANDERS	Director	November 21, 2019
Harvey L. Sanders

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Under Armour, Inc. Third Amended and Restated 2005 Omnibus Long-Term Incentive Plan (incorporated by reference to Exhibit 10.01 of the Company’s Quarterly Report on Form 10-Q filed on August 1, 2019).

5.1	Opinion of John Stanton, Executive Vice President, General Counsel and Secretary of Under Armour, Inc.

23.1	Consent of PricewaterhouseCoopers L.L.P.

24.1	Power of Attorney (included in signature pages).